Exhibit 99.1

OSG                                                                                                                      Press Release

Overseas Shipholding Group, Inc.

MMARITRANS

For Release at 8:30 a.m. ET

OVERSEAS SHIPHOLDING GROUP TO ACQUIRE MARITRANS

— Strategic Combination Enhances U.S. Flag Segment with Broader Offering for Customers —

— Transaction Expected to be Immediately Accretive to Earnings —

New York, NY and Tampa, FL - September 25, 2006 - Overseas Shipholding Group, Inc. (NYSE: OSG) and Maritrans Inc. (NYSE: TUG) jointly announced today that they have entered into a definitive merger agreement pursuant to which OSG will acquire Maritrans Inc., a leading U.S. Flag crude oil and petroleum product shipping company that owns and operates one of the largest fleets of double hull vessels serving the East coast and U.S. Gulf coast trades.

Under the terms of the merger agreement, unanimously approved by the Boards of Directors of each company, OSG will acquire Maritrans in an all-cash transaction for $37.50 per share. The transaction is valued at approximately $455 million based on approximately 12 million shares outstanding and the assumption of net debt outstanding as of June 30, 2006. OSG will finance the acquisition through a combination of available cash and borrowings under existing credit facilities. The transaction is expected to be immediately accretive to OSG's earnings per share, before considering any transaction synergies.

The transaction combines two fleets with complementary strengths in different trade routes and diversifies OSG's U.S. Flag presence with the ability to offer expanded services to current and future customers of both companies. The addition of Maritrans' fleet of 11 articulated tug barges (ATBs), five product carriers, two of which have been redeployed to transport grain, and three large ATBs under construction will complement OSG's U.S. Flag fleet of seven operating vessels and 10 newbuild product carriers. The combination will expand OSG's market presence in the U.S. Gulf coast, Florida and East coast trades and add lightering operations along the U.S. East coast. It is expected that Maritrans' vessel construction program, which involves ATBs to be used in lightering operations, will allow OSG to use a substantial portion of its Capital Construction Fund.

"The strategic fit of Maritrans within OSG's diversified portfolio of assets will broaden our service offerings to customers in the Jones Act market," said Morten Arntzen, President and CEO of OSG. "Additionally, the lightering business in Delaware Bay and the addition of new customers in the complementary ATB Gulf of Mexico and Florida short-haul trade, will contribute meaningfully to our contractual base of business. Most importantly, however, are Maritrans' strong commercial reputation and its team of talented personnel which, when combined with our U.S. Flag operation, will give us the platform to support our 10 Jones Act product carrier newbuilds, as well as future growth opportunities in U.S. coastal trades."

OSG's commitment to invest and expand in the Jones Act market results from strong, positive market fundamentals that include a steady and growing demand in the U.S. for oil and refined petroleum products, especially transportation fuels such as gasoline, low sulfur diesel and ethanol, and the need to replace the capacity of ships that will be retired pursuant to the OPA-90 phase-out schedule.

Jonathan P. Whitworth, CEO of Maritrans commented, "We are very excited about the transaction with OSG and the benefits it brings to shareholders, customers and employees. A greater commercial footprint will allow us to serve our customers better with a more diversified product offering. The larger fleet also enhances our market intelligence, a critical ingredient in effectively competing in the shipping market. Moreover, the financial strength that OSG brings to the combination will enhance our ability to compete. We look forward to a successful integration and to becoming the newest member of the OSG family."

The transaction, which is expected to close by year-end 2006, is subject to approval by a majority of Maritrans' shareholders and other customary closing conditions, including regulatory approvals. Upon completion, the U.S. Flag strategic business unit will operate its combined fleet from Maritrans' headquarters in Tampa, Florida and will report to Jonathan P. Whitworth as Senior Vice President of OSG.

UBS Investment Bank is acting as OSG's sole financial advisor and Cravath, Swaine & Moore LLP is acting as lead legal counsel to OSG. Merrill Lynch & Co is acting as Maritrans' financial advisor and Morgan, Lewis & Bockius LLP is acting as legal counsel to Maritrans.

Conference Call Information

OSG and Maritrans plan to host a joint conference call at 1:30 p.m. ET on September 25. All interested parties are invited to call in to +1 800-231-5571 within the United States or +1 973-582-2952 for international participants. A live webcast of the conference call and accompanying slide presentation will be available on Overseas Shipholding Group's website at www.osg.com in the Investor Relations Webcasts and Presentations section or via www.viavid.net. The webcast will be available for 90 days and requires Windows Media Player. An audio replay of the conference call will be available from 3:30 p.m. ET on Monday, September 25 through midnight ET on Monday October 2, 2006 by calling +1 877-519-4471 within the United States or +1 973-341-3080 for international callers. The password for the replay is 7882254.

About OSG

Overseas Shipholding Group, Inc. (NYSE: OSG) is one of the largest publicly traded tanker companies in the world with an owned, operated and newbuild fleet of 115 vessels aggregating 12.8 million dwt and 865,000 cbm, as of today's date. As a market leader in global energy transportation services for crude oil and petroleum products in the U.S. and International Flag markets, OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world's most customer-focused marine transportation companies, with offices in Athens, Ft. Lauderdale, London, Manila, Montreal, Newcastle, New York City and Singapore. More information is available at www.osg.com.

About Maritrans

Maritrans Inc. is a U.S.-based company with a 78-year commitment to building and operating petroleum transport vessels for the U.S. domestic trades. Maritrans employs a fleet of 11 ATBs, five product carriers, two of which have been redeployed to transport non-petroleum cargoes, and three large ATBs under construction. Approximately 75 percent of the Company's oil carrying fleet capacity is double-hulled with a fleet capacity aggregating approximately 3.4 million barrels, 79 percent of which is barge capacity. Maritrans is headquartered in Tampa, Florida, and maintains an office in the Philadelphia area. More information is available at www.maritrans.com.

Forward-Looking Statements

This release contains forward-looking statements regarding OSG's and Maritrans' prospects, including, without limitation, the outlook for tanker markets, changing oil trading patterns, prospects for certain strategic alliances and investments, the ability to attract and retain customers, anticipated utilization, future revenues, the likelihood of closing the acquisition of Maritrans Inc. and integrating its operations with OSG's operations, the projected growth of the U.S. and world tanker fleet and the forecast of world economic activity and world oil demand. Factors, risks and uncertainties that could cause actual results to differ from expectations reflected in these forward-looking statements are described in OSG's and Maritrans' Annual Reports on Form 10-K for the year-ended December 31, 2005. Copies of said Annual Reports on Form 10-K are available online at www.sec.gov or on request from the applicable company. Neither company assumes any obligation to update any forward-looking statements as a result of new information or future events or developments. Given these uncertainties, readers should not place undue reliance on these forward-looking statements. Except for ongoing obligations to disclose material information under the federal securities laws, neither OSG nor Maritrans is obligated to update these forward-looking statements. All of the forward-looking statements contained herein are qualified by these cautionary statements.

Additional Information and Where to Find It

This material is not a substitute for the proxy statement Maritrans will file with the Securities and Exchange Commission in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE DETAILED RISK FACTORS, WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant documents, which will be filed by Maritrans with the Securities and Exchange Commission (SEC), will be available free of charge on the SEC's website, www.sec.gov, or by visiting Maritrans' website at www.maritrans.com. Maritrans and certain of its directors and officers may be deemed to be participants in the solicitation of proxies from Maritrans' shareholders in connection with the proposed transaction. Investors may obtain more detailed information regarding the direct and indirect interests of Maritrans and its officers and directors in the transaction by reading the preliminary and definitive proxy statements regarding the transaction when they become available.

Investor Contact:
Overseas Shipholding Group, Inc.
Jennifer L. Schlueter
Head of Corporate Communications and Investor Relations
Telephone: +1 212-578-1634

Press Contact:
APCO Worldwide
Maureen Dempsey
Telephone: +1 212-300-1806

Maritrans Inc.
Walter T. Bromfield
Vice President and CFO
+ 1 813-209-0602
Judith M. Cortina
Director of Finance and Controller
+1 813-209-0647

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